Exhibit 99.1

Visa Inc. Reports Fiscal First Quarter 2014 Net Income of $1.4 billion or $2.20 per diluted share

•	Broad-based net revenue growth of 11%

•	Company repurchased 5.5 million shares during the quarter for $1.1 billion and has $4.2 billion in remaining authorization

Foster City, CA, January 30, 2014 – Visa Inc. (NYSE: V) today announced financial results for the Company’s fiscal first quarter 2014. Net income for the fiscal first quarter was $1.4 billion or $2.20 per share, an increase of 9% and 14%, respectively, over the prior year results. All references to earnings per share assume fully-diluted class A share count unless otherwise noted.

Net operating revenue in the fiscal first quarter of 2014 was $3.2 billion, an increase of 11% over the prior year, driven by strong growth in service revenues, data processing revenues and international transaction revenues. The strengthening of the U.S. dollar impacted net operating revenues by 2 percentage points of negative growth during the quarter.

“Visa delivered a strong fiscal first quarter, posting solid revenue, net income and earnings growth. We continue to focus on embracing new partners and new technology which will make our network the one of choice. We also continue to build services for issuers, acquirers and merchants to make our network a valuable asset for our clients,” said Charlie Scharf, Chief Executive Officer of Visa Inc.

“The recent series of data compromises are terribly unfortunate for everyone involved. However, the established and well understood rules that govern traditional networks coupled with the cooperation between merchants, financial institutions, and the networks have minimized the level of the monetary losses. But these incidents remind us of the need for all of us to continue to work together to secure payments from criminals. Visa is committed to ensuring our network operates at the highest level of security available and will continue to move the industry towards the adoption of new safeguards including EMV chip and tokenization. We also will work with all participants to look beyond these technologies,” added Scharf.

Fiscal First Quarter 2014 Financial Highlights:

Payments volume growth, on a constant dollar basis, for the three months ended September 30, 2013, on which fiscal first quarter service revenue is recognized, was 13% over the prior year at $1.1 trillion.

Payments volume growth, on a constant dollar basis, for the three months ended December 31, 2013, was 11% over the prior year at $1.2 trillion.

Cross-border volume growth, on a constant dollar basis, was 12% for the three months ended December 31, 2013.

Total processed transactions, which represent transactions processed by VisaNet, for the three months ended December 31, 2013, were 16.0 billion, a 13% increase over the prior year.

Fiscal first quarter 2014 service revenues were $1.4 billion, an increase of 9% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 13% over the prior year to $1.3 billion. International transaction revenues, which are driven by cross-border volume, grew 11% over the prior year to $891 million. Other revenues, which include the Visa Europe licensing fee, were $180 million, flat over the prior year. Client incentives, which are a contra revenue item, were $599 million and represent 16.0% of gross revenues.

Total operating expenses were $1.1 billion for the quarter, a 3% increase over the prior year, primarily due to network and processing fees, personnel, and depreciation and amortization associated with investments in technology projects to support our global growth initiatives.

The effective tax rate was 32.4% for the quarter ended December 31, 2013.

Cash, cash equivalents, and available-for-sale investment securities were $7.0 billion at December 31, 2013.

The weighted-average number of diluted shares of class A common stock outstanding was 639 million for the quarter ended December 31, 2013.

Notable Events:

During the three months ended December 31, 2013, the Company repurchased 5.5 million shares of class A common stock, at an average price of $199.56 per share, using $1.1 billion of cash on hand. At December 31, 2013, the Company had $4.2 billion of remaining funds, authorized by the board of directors, available for share repurchase under the current program.

On January 29, 2014, the board of directors declared a quarterly cash dividend of $0.40 per share of class A common stock (determined in the case of class B and class C common stock on an as-converted basis) payable on March 4, 2014, to all holders of record of the Company’s class A, class B and class C common stock as of February 14, 2014.

In addition, On January 29, 2014, the Company held its 2014 annual meeting of stockholders during which holders of the Company’s class A common stock at the close of business on December 3, 2013, voted on the three proposals enumerated in the Company’s proxy statement. All of management’s proposals were approved.

Financial Outlook:

Visa Inc. affirms its financial outlook for the following metrics for fiscal full-year 2014:

•	Annual net revenue growth: Low double-digits on a constant dollar basis, with an expectation of two percentage points of negative foreign currency impact;

•	Client incentives as a percent of gross revenues: 16.5% to 17.5% range;

•	Annual operating margin: Low 60s;

•	Annual diluted class A common stock earnings per share growth: Mid to high teens; and

•	Annual free cash flow: About $5 billion.

Fiscal First Quarter 2014 Earnings Results Conference Call Details:

Visa’s executive management team will host a live audio webcast beginning at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information, is available on Visa Inc.’s Investor Relations website at http://investor.visa.com.

About Visa

Visa Inc. (NYSE: V) is a global payments technology company that connects consumers, businesses, financial institutions, and governments in more than 200 countries and territories to fast, secure and reliable electronic payments. We operate one of the world’s most advanced processing networks — VisaNet — that is capable of handling more than 47,000 transaction messages a second, with fraud protection for consumers and assured payment for merchants. Visa is not a bank and does not issue cards, extend credit or set rates and fees for consumers. Visa’s innovations, however, enable its financial institution customers to offer consumers more choices: pay now with debit, pay ahead of time with prepaid or pay later with credit products. For more information, visit corporate.visa.com and @VisaNews.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are identified by words such as “believes,” “estimates,” “expects,” “intends,” “may,” “projects,” “could,” “should,” “will,” “will continue” and other similar expressions. Examples of forward-looking statements include, but are not limited to, statements we make about our revenue, client incentives, operating margin, earnings per share, free cash flow, and the growth of those items.

By their nature, forward-looking statements: (i) speak only as of the date they are made; (ii) are not statements of historical fact or guarantees of future performance; and (iii) are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from our forward-looking statements due to a variety of factors, including the following:

•	the impact of laws, regulations and marketplace barriers, including:

•

rules capping debit interchange reimbursement rates and expanding financial institutions’ and merchants’ choices among debit payment networks promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	increased regulation in jurisdictions outside of the United States and in other product categories;

•	increased government support of national payment networks outside the United States; and

•	increased regulation on consumer privacy, data use and security;

•	developments in litigation and government enforcement, including those affecting interchange reimbursement fees, antitrust and tax;

•	new lawsuits, investigations or proceedings, or changes to our potential exposure in connection with pending lawsuits, investigations or proceedings;

•	economic factors, such as:

•	economic fragility in the Eurozone and in the United States;

•	general economic, political and social conditions in mature and emerging markets globally;

•	material changes in cross-border activity, foreign exchange controls and fluctuations in currency exchange rates; and

•	material changes in our financial institution clients’ performance compared to our estimates;

•	industry developments, such as competitive pressure, rapid technological developments, and disintermediation from our payments network;

•	system developments, such as:

•	disruption of our transaction processing systems or the inability to process transactions efficiently;

•	account data breaches or increased fraudulent or other illegal activities involving Visa-branded cards or payment products; and

•	failure to maintain systems interoperability with Visa Europe;

•	costs arising if Visa Europe were to exercise its right to require us to acquire all of its outstanding stock;

•	the loss of organizational effectiveness or key employees;

•	the failure to integrate acquisitions successfully or to effectively develop new products and businesses;

•	natural disasters, terrorist attacks, military or political conflicts, and public health emergencies; and

various other factors, including those contained in our Annual Report on Form 10-K for the year ended September 30, 2013 and our other filings with the U.S. Securities and Exchange Commission. You should not place undue reliance on such statements. Except as required by law, we do not intend to update or revise any forward–looking statements as a result of new information, future developments or otherwise.

Contacts:

Investor Relations: Jack Carsky or Victoria Hyde-Dunn, 650-432-7644, ir@visa.com

Media Relations: Paul Cohen, 650-432-2990, globalmedia@visa.com

VISA INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31, 2013	September 30, 2013
	(in millions, except par value data)
Assets
Cash and cash equivalents	$2,121	$2,186
Restricted cash — litigation escrow	49	49
Investment securities:
Trading	89	75
Available-for-sale	1,880	1,994
Income tax receivable	20	142
Settlement receivable	888	799
Accounts receivable	840	761
Customer collateral	886	866
Current portion of client incentives	235	282
Deferred tax assets	466	481
Prepaid expenses and other current assets	291	187

Total current assets	7,765	7,822
Investment securities, available-for-sale	3,040	2,760
Client incentives	98	89
Property, equipment and technology, net	1,746	1,732
Other assets	584	521
Intangible assets, net	11,334	11,351
Goodwill	11,681	11,681

Total assets	$36,248	$35,956

Liabilities
Accounts payable	$101	$184
Settlement payable	1,246	1,225
Customer collateral	886	866
Accrued compensation and benefits	337	523
Client incentives	864	919
Accrued liabilities	947	613
Accrued litigation	4	5

Total current liabilities	4,385	4,335
Deferred tax liabilities	4,160	4,149
Other liabilities	689	602

Total liabilities	9,234	9,086

Equity
Preferred stock, $0.0001 par value, 25 shares authorized and none issued	—	—
Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 505 and 508 shares issued and outstanding at December 31, 2013 and September 30, 2013, respectively	—	—
Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at December 31, 2013 and September 30, 2013	—	—
Class C common stock, $0.0001 par value, 1,097 shares authorized, 26 and 27 shares issued and outstanding at December 31, 2013 and September 30, 2013, respectively	—	—
Additional paid-in capital	18,702	18,875
Accumulated income	8,269	7,974
Accumulated other comprehensive income (loss), net:
Investment securities, available-for-sale	70	59
Defined benefit pension and other postretirement plans	(60)	(60)
Derivative instruments classified as cash flow hedges	34	23
Foreign currency translation adjustments	(1)	(1)

Total accumulated other comprehensive income, net	43	21

Total equity	27,014	26,870

Total liabilities and equity	$36,248	$35,956

VISA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended December 31,
	2013	2012
	(in millions, except per share data)
Operating Revenues
Service revenues	$1,419	$1,300
Data processing revenues	1,264	1,115
International transaction revenues	891	805
Other revenues	180	179
Client incentives	(599)	(553)

Total operating revenues	3,155	2,846

Operating Expenses
Personnel	470	454
Marketing	186	193
Network and processing	132	110
Professional fees	75	88
Depreciation and amortization	107	92
General and administrative	108	106
Litigation provision	—	3

Total operating expenses	1,078	1,046

Operating income	2,077	1,800
Non-operating income	6	1

Income before income taxes	2,083	1,801
Income tax provision	676	508

Net income	$1,407	$1,293

Basic earnings per share
Class A common stock	$2.21	$1.94

Class B common stock	$0.93	$0.82

Class C common stock	$2.21	$1.94

Basic weighted-average shares outstanding
Class A common stock	505	531

Class B common stock	245	245

Class C common stock	27	30

Diluted earnings per share
Class A common stock	$2.20	$1.93

Class B common stock	$0.93	$0.81

Class C common stock	$2.20	$1.93

Diluted weighted-average shares outstanding
Class A common stock	639	669

Class B common stock	245	245

Class C common stock	27	30

VISA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended December 31,
	2013	2012
	(in millions)
Operating Activities
Net income	$1,407	$1,293
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization of client incentives	599	553
Share-based compensation	45	48
Excess tax benefit for share-based compensation	(54)	(50)
Depreciation and amortization of property, equipment, technology and intangible assets	107	92
Deferred income taxes	19	1,622
Other	5	12
Change in operating assets and liabilities:
Income tax receivable	122	(1,162)
Settlement receivable	(89)	(405)
Accounts receivable	(79)	(78)
Client incentives	(616)	(453)
Other assets	(199)	(228)
Accounts payable	(80)	1
Settlement payable	21	353
Accrued and other liabilities	334	(38)
Accrued litigation	(1)	(4,384)

Net cash provided by (used in) operating activities	1,541	(2,824)

Investing Activities
Purchases of property, equipment, technology and intangible assets	(120)	(100)
Investment securities, available-for-sale:
Purchases	(754)	(1,184)
Proceeds from sales and maturities	600	418
Purchases of / contributions to other investments	(2)	—
Proceeds / distributions from other investments	—	1

Net cash used in investing activities	(276)	(865)

Financing Activities
Repurchase of class A common stock	(1,091)	(1,253)
Dividends paid	(254)	(220)
Payments from litigation escrow account—retrospective responsibility plan	—	4,383
Cash proceeds from exercise of stock options	38	70
Restricted stock and performance shares settled in cash for taxes	(77)	(64)
Excess tax benefit for share-based compensation	54	50
Payments for earn-out related to PlaySpan acquisition	—	(12)
Principal payments on capital lease obligations	—	(5)

Net cash (used in) provided by financing activities	(1,330)	2,949

Decrease in cash and cash equivalents	(65)	(740)
Cash and cash equivalents at beginning of year	2,186	2,074

Cash and cash equivalents at end of period	$2,121	$1,334

Supplemental Disclosure
Income taxes paid, net of refunds	$96	$45
Non-cash accruals related to purchases of property, equipment, technology and intangible assets	$20	$33

VISA INC.

FISCAL 2014 AND 2013 QUARTERLY RESULTS OF OPERATIONS

(UNAUDITED)

	Fiscal 2014 Quarter Ended	Fiscal 2013 Quarter Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
	(in millions)
Operating Revenues
Service revenues	$1,419	$1,385	$1,298	$1,369	$1,300
Data processing revenues	1,264	1,186	1,191	1,150	1,115
International transaction revenues	891	899	854	831	805
Other revenues	180	183	179	175	179
Client incentives	(599)	(680)	(521)	(567)	(553)

Total operating revenues	3,155	2,973	3,001	2,958	2,846

Operating Expenses
Personnel	470	499	493	486	454
Marketing	186	236	252	195	193
Network and processing	132	122	117	119	110
Professional fees	75	130	103	91	88
Depreciation and amortization	107	106	101	98	92
General and administrative	108	129	108	108	106
Litigation provision	—	—	(1)	1	3

Total operating expenses	1,078	1,222	1,173	1,098	1,046

Operating income	2,077	1,751	1,828	1,860	1,800
Non-operating income (expense)	6	15	5	(3)	1

Income before income taxes	2,083	1,766	1,833	1,857	1,801
Income tax provision	676	574	608	587	508

Net income	$1,407	$1,192	$1,225	$1,270	$1,293

Operational Performance Data

The tables below provide information regarding the available operational results for the 3 months ended December 31, 2013, as well as the prior four quarterly reporting periods and the 12 months ended December 31, 2013 and 2012, for cards carrying the Visa, Visa Electron and Interlink brands. Also included is a table with information on the number of billable transactions processed on Visa Inc.’s CyberSource network.

1. Branded Volume and Transactions

The tables present total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

	For the 3 Months Ended December 31, 2013
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$492	7.2%	12.4%	$338	7.9%	13.8%	3,681	$154	5.7%	9.4%	889
Canada	66	-0.3%	5.3%	61	-0.4%	5.2%	607	5	0.5%	6.2%	11
CEMEA	287	9.7%	13.6%	63	24.6%	30.2%	1,235	224	6.1%	9.7%	1,177
LAC	287	2.0%	10.9%	110	5.6%	16.0%	2,508	177	-0.2%	7.9%	1,066
US	704	7.4%	7.4%	590	8.3%	8.3%	11,541	114	3.3%	3.3%	884

Visa Inc.	1,836	6.5%	10.1%	1,163	8.2%	11.4%	19,571	673	3.8%	8.0%	4,026
Visa Credit Programs
US	$300	9.2%	9.2%	$287	9.5%	9.5%	3,434	$12	2.5%	2.5%	16
International	502	5.0%	11.3%	449	5.5%	12.2%	5,298	53	0.5%	4.2%	196

Visa Inc.	801	6.5%	10.5%	736	7.0%	11.2%	8,732	65	0.9%	3.8%	212
Visa Debit Programs
US	$404	6.2%	6.2%	$303	7.2%	7.2%	8,107	$102	3.3%	3.3%	867
International	631	6.8%	12.3%	124	18.6%	25.2%	2,733	507	4.3%	9.5%	2,946

Visa Inc.	1,035	6.6%	9.8%	427	10.3%	11.8%	10,839	608	4.1%	8.4%	3,814

	For the 3 Months Ended September 30, 2013
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$464	8.2%	13.6%	$314	8.5%	14.7%	3,557	$150	7.5%	11.2%	854	610	710
Canada	65	4.6%	9.4%	60	4.8%	9.6%	602	5	2.3%	7.0%	12	32	41
CEMEA	265	12.2%	16.1%	57	26.8%	32.7%	1,121	207	8.8%	12.2%	1,120	290	294
LAC	259	1.6%	11.8%	98	4.4%	16.0%	2,348	161	0.0%	9.4%	998	403	431
US	692	9.3%	9.3%	575	10.3%	10.3%	11,398	117	4.8%	4.8%	932	545	713

Visa Inc.	1,745	8.0%	11.8%	1,104	9.6%	13.0%	19,026	640	5.4%	9.8%	3,916	1,879	2,188
Visa Credit Programs
US	$290	10.9%	10.9%	$277	11.0%	11.0%	3,324	$12	8.2%	8.2%	16	210	285
International	470	6.3%	12.9%	420	6.9%	14.0%	5,138	50	1.8%	5.1%	196	468	526

Visa Inc.	760	8.0%	12.1%	697	8.5%	12.8%	8,462	63	3.0%	5.7%	212	678	811
Visa Debit Programs
US	$402	8.2%	8.2%	$298	9.6%	9.6%	8,074	$104	4.4%	4.4%	916	334	428
International	582	7.9%	13.9%	109	17.7%	24.9%	2,491	473	5.9%	11.6%	2,788	867	949

Visa Inc.	984	8.0%	11.5%	407	11.6%	13.3%	10,564	577	5.6%	10.3%	3,704	1,201	1,377

Operational Performance Data

	For the 3 Months Ended June 30, 2013
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$456	10.6%	13.2%	$304	9.7%	13.7%	3,354	$152	12.4%	12.2%	818	592	692
Canada	64	5.1%	5.8%	59	5.5%	6.2%	568	5	0.7%	1.3%	11	31	40
CEMEA	263	13.4%	15.7%	55	28.1%	32.0%	1,047	208	10.0%	12.0%	1,147	291	289
LAC	270	9.4%	12.5%	101	13.1%	17.7%	2,305	169	7.4%	9.6%	975	401	430
US	686	10.4%	10.4%	571	11.3%	11.3%	11,217	115	5.8%	5.8%	906	538	702

Visa Inc.	1,739	10.5%	12.0%	1,089	11.4%	13.2%	18,491	650	9.0%	10.2%	3,857	1,853	2,153
Visa Credit Programs
US	$282	10.1%	10.1%	$270	10.0%	10.0%	3,187	$12	11.6%	11.6%	15	206	280
International	463	8.2%	11.8%	412	8.7%	12.7%	4,915	51	4.2%	5.3%	199	466	525

Visa Inc.	745	8.9%	11.2%	682	9.3%	11.6%	8,102	63	5.5%	6.4%	214	672	805
Visa Debit Programs
US	$404	10.6%	10.6%	$300	12.5%	12.5%	8,031	$103	5.2%	5.2%	891	332	422
International	591	12.6%	14.2%	107	23.9%	26.1%	2,358	484	10.4%	11.8%	2,752	848	926

Visa Inc.	994	11.8%	12.7%	407	15.3%	15.8%	10,389	587	9.4%	10.6%	3,643	1,180	1,348

	For the 3 Months Ended March 31, 2013
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$449	10.1%	12.2%	$295	9.9%	12.8%	3,116	$154	10.6%	11.2%	755	581	682
Canada	56	0.3%	0.5%	51	1.3%	1.5%	489	5	-9.5%	-9.3%	10	29	38
CEMEA	242	15.2%	17.4%	50	28.1%	31.8%	932	192	12.3%	14.1%	1,070	278	277
LAC	262	5.0%	12.7%	99	8.5%	18.0%	2,240	164	2.9%	9.7%	926	402	431
US	639	3.5%	3.5%	530	4.3%	4.3%	10,359	110	0.0%	0.0%	847	535	700

Visa Inc.	1,649	7.0%	9.0%	1,026	7.1%	8.8%	17,135	623	6.8%	9.3%	3,608	1,825	2,128
Visa Credit Programs
US	$255	9.2%	9.2%	$244	9.1%	9.1%	2,843	$12	13.3%	13.3%	14	206	278
International	441	7.1%	10.4%	394	7.7%	11.4%	4,582	48	2.0%	2.5%	181	462	522

Visa Inc.	697	7.9%	10.0%	638	8.2%	10.5%	7,425	59	4.1%	4.4%	196	668	801
Visa Debit Programs
US	$384	0.0%	0.0%	$286	0.5%	0.5%	7,516	$98	-1.4%	-1.4%	832	329	421
International	568	11.1%	14.8%	102	21.2%	26.0%	2,195	466	9.1%	12.6%	2,580	828	906

Visa Inc.	952	6.4%	8.3%	388	5.3%	6.2%	9,711	564	7.1%	9.9%	3,412	1,157	1,327

	For the 3 Months Ended December 31, 2012
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$459	12.1%	11.7%	$313	13.5%	12.9%	3,264	$145	9.2%	9.2%	755	570	670
Canada	67	10.4%	6.6%	62	11.1%	7.3%	561	5	2.1%	-1.4%	11	28	38
CEMEA	261	18.6%	20.1%	51	31.5%	34.1%	917	211	15.9%	17.1%	1,148	273	272
LAC	282	6.9%	14.7%	104	10.7%	20.1%	2,372	178	4.8%	11.8%	1,014	402	431
US	655	2.8%	2.8%	545	3.0%	3.0%	10,640	110	2.1%	2.1%	876	528	693

Visa Inc.	1,723	8.4%	9.4%	1,075	8.2%	8.5%	17,754	649	8.6%	10.9%	3,802	1,801	2,104
Visa Credit Programs
US	$274	10.5%	10.5%	$262	10.8%	10.8%	3,131	$12	4.2%	4.2%	16	204	277
International	478	10.8%	11.1%	425	12.0%	12.6%	4,860	52	2.3%	0.4%	196	460	518

Visa Inc.	752	10.7%	10.8%	688	11.5%	11.8%	7,991	64	2.6%	1.1%	212	663	795
Visa Debit Programs
US	$381	-2.1%	-2.1%	$282	-3.4%	-3.4%	7,509	$98	1.8%	1.8%	860	324	416
International	591	13.1%	16.7%	105	23.7%	27.9%	2,254	486	11.0%	14.6%	2,731	813	893

Visa Inc.	971	6.6%	8.3%	387	2.7%	3.2%	9,763	584	9.3%	12.1%	3,591	1,138	1,309

Operational Performance Data

	For the 12 Months Ended December 31, 2013
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$1,861	9.0%	12.8%	$1,252	9.0%	13.8%	13,707	$609	9.0%	11.0%	3,315
Canada	252	2.4%	5.3%	232	2.8%	5.7%	2,266	20	-1.5%	1.1%	44
CEMEA	1,057	12.5%	15.6%	226	26.8%	31.6%	4,334	831	9.1%	11.9%	4,514
LAC	1,078	4.4%	11.9%	407	7.8%	16.9%	9,402	671	2.4%	9.1%	3,965
US	2,720	7.7%	7.7%	2,265	8.6%	8.6%	44,514	455	3.5%	3.5%	3,569

Visa Inc.	6,969	8.0%	10.7%	4,382	9.1%	11.6%	74,223	2,586	6.2%	9.3%	15,406
Visa Credit Programs
US	$1,127	9.9%	9.9%	$1,079	9.9%	9.9%	12,788	$48	8.7%	8.7%	62
International	1,876	6.6%	11.6%	1,675	7.2%	12.6%	19,933	201	2.1%	4.3%	772

Visa Inc.	3,003	7.8%	11.0%	2,753	8.2%	11.5%	32,720	249	3.3%	5.1%	834
Visa Debit Programs
US	$1,594	6.2%	6.2%	$1,187	7.3%	7.3%	31,727	$407	2.9%	2.9%	3,506
International	2,372	9.5%	13.7%	442	20.2%	25.5%	9,776	1,930	7.3%	11.3%	11,066

Visa Inc.	3,966	8.1%	10.6%	1,629	10.6%	11.7%	41,503	2,337	6.5%	9.8%	14,573

	For the 12 Months Ended December 31, 2012
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$1,708	10.8%	11.5%	$1,149	11.9%	12.2%	12,256	$559	8.6%	10.1%	2,735	570	670
Canada	246	5.3%	6.3%	226	5.7%	6.7%	2,065	20	1.1%	2.3%	43	28	38
CEMEA	940	15.4%	21.0%	178	27.0%	34.0%	3,107	761	13.0%	18.3%	4,321	273	272
LAC	1,033	5.3%	16.1%	378	8.6%	20.7%	8,654	655	3.5%	13.6%	3,860	402	431
US	2,527	2.6%	2.6%	2,087	2.2%	2.2%	41,122	440	4.1%	4.1%	3,550	528	693

Visa Inc.	6,453	6.9%	9.4%	4,017	6.6%	7.7%	67,203	2,436	7.6%	12.2%	14,509	1,801	2,104
Visa Credit Programs
US	$1,025	9.9%	9.9%	$981	10.4%	10.4%	11,591	$44	-0.5%	-0.5%	61	204	277
International	1,760	8.8%	11.0%	1,563	10.3%	12.6%	18,166	197	-1.7%	0.2%	759	460	518

Visa Inc.	2,785	9.2%	10.6%	2,544	10.4%	11.7%	29,757	241	-1.5%	0.1%	820	663	795
Visa Debit Programs
US	$1,501	-1.9%	-1.9%	$1,105	-4.1%	-4.1%	29,531	$396	4.6%	4.6%	3,490	324	416
International	2,167	10.9%	17.4%	368	17.9%	24.8%	7,915	1,799	9.6%	16.0%	10,200	813	893

Visa Inc.	3,668	5.3%	8.5%	1,473	0.6%	1.6%	37,446	2,194	8.7%	13.7%	13,689	1,138	1,309

Operational Performance Data

Footnote

The preceding tables present regional total volume, payments volume and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

Payments volume represents the aggregate dollar amount of purchases made with cards carrying the Visa, Visa Electron and Interlink brands for the relevant period; and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks; but excludes proprietary PLUS volume. Total volume represents payments volume plus cash volume.

Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs.

The data presented is based on results reported quarterly by Visa’s financial institution clients on their operating certificates. Estimates may be utilized if data is unavailable. On occasion, previously presented information may be updated.

Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Effective with the 3 months ended September 2013, Croatia moved from the CEMEA region to Visa Europe. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. International includes Asia Pacific, Canada, CEMEA and LAC.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement.

Operational Performance Data

2. Cross Border Volume

The table below represents cross border volume growth for cards carrying the Visa, Visa Electron, Interlink and PLUS brands. Cross border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period	Growth (Nominal USD)	Growth (Constant USD)
3 Months Ended
Dec 31, 2013	11%	12%
Sep 30, 2013	9%	11%
Jun 30, 2013	11%	11%
Mar 31, 2013	10%	10%
Dec 31, 2012	11%	11%
12 Months Ended
Dec 31, 2013	10%	11%
Dec 31, 2012	10%	13%

3. Visa Processed Transactions

The table below represents transactions involving Visa, Visa Electron, Interlink and PLUS cards processed on Visa’s networks. CyberSource transactions are not included in this table, and are reported in the next section.

Period	Processed Transactions (millions)	Growth
3 Months Ended
Dec 31, 2013	15,985	13%
Sep 30, 2013	15,491	14%
Jun 30, 2013	14,972	14%
Mar 31, 2013	13,850	6%
Dec 31, 2012	14,159	4%
12 Months Ended
Dec 31, 2013	60,298	12%
Dec 31, 2012	53,883	4%

Operational Performance Data

4. CyberSource Transactions

The table below represents billable transactions processed on Visa Inc.’s CyberSource network.

Period	Billable Transactions (millions)	Growth
3 Months Ended
Dec 31, 2013	1,894	20%
Sep 30, 2013	1,696	24%
Jun 30, 2013	1,648	27%
Mar 31, 2013	1,608	25%
Dec 31, 2012	1,581	28%
12 Months Ended
Dec 31, 2013	6,846	24%
Dec 31, 2012	5,527	26%